Consent of Independent Accountants

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective No. 7 to the registration statement on Form N-1A (the "Registration Statement") of our report dated January 16, 1996, relating to the financial statements and financial highlights of Alliance Utility Income Fund, Inc., which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectuses which constitute part of this Registration Statement. We also consent to the references to us under the headings "Statements and Reports," and "Independent Accountants" in such Statement of Additional Information and to the references to us under the headings "Financial Highlights" and "Conversion Feature--Description of Class A Shares" in such Prospectuses.


/s/ Price Waterhouse LLP
Price Waterhouse LLP
1177 Avenue of the Americas
New York, New York 10036
September 30, 1996






























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